Exhibit 99.2

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Sale of Foundry Services Group and Fab 4

On September 1, 2020 (the “Closing Date”), MagnaChip Semiconductor S.A., a Luxembourg société anonyme (“LuxCo”), and MagnaChip Semiconductor, Ltd., a Korean limited liability company (“MSK”), wholly owned subsidiaries of MagnaChip Semiconductor Corporation (the “Company”), completed the previously announced sale of the Company’s Foundry Services Group business and the fabrication facility located in Cheongju known as “Fab 4” (the “Business”) to Key Foundry Co., Ltd. (the “Buyer”), a Korean limited liability company and wholly owned subsidiary of Magnus Semiconductor, LLC, a Korean limited liability company (“Magnus”), in exchange for a purchase price equal to approximately $350.6 million, which included a positive working capital adjustment of approximately $5.9 million, pursuant to the terms of a business transfer agreement dated March 31, 2020 by and among LuxCo, MSK and Magnus (the “Business Transfer Agreement”). The purchase price was paid in a combination of U.S. Dollars in the amount of $46.5 million and Korean Won in the amount of approximately KRW 360.6 billion. In addition to the purchase price, the Buyer assumed all severance liabilities relating to the transferred employees, which have a value of approximately $100 million. The Buyer is a wholly owned subsidiary of Magnus, which was established by Alchemist Capital Partners Korea Co., Ltd. and Credian Partners, Inc. On April 20, 2020, Magnus assigned, and the Buyer assumed, all rights and obligations of Magnus under the Business Transfer Agreement.

The Company intends to use approximately $227.4 million of the net proceeds to fully redeem all of its outstanding 6.625% Senior Notes due 2021 (the “2021 Notes”), of which $224.25 million principal amount was outstanding as of August 31, 2020.

Unaudited Pro Forma Consolidated Financial Information

The Disposition constitutes a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the following unaudited pro forma consolidated statement of operations for the six months ended June 30, 2020 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2019 are presented as if the Disposition and use of proceeds therefrom had occurred immediately prior to January 1, 2019. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 are presented as if the Disposition had occurred immediately prior to January 1, 2017. The following unaudited pro forma consolidated balance sheet as of June 30, 2020 is presented as if the Disposition and use of proceeds therefrom had occurred on June 30, 2020. The Disposition represents a strategic shift that will have a major effect on the Company’s operations and financial results. Accordingly, the Company accounted for the Business as discontinued operations beginning in its Quarterly Report on Form 10-Q from the quarter ended March 31, 2020.

The unaudited pro forma consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Disposition occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the Disposition, factually supportable and, with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated operating results.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma consolidated financial statements; (ii) the Company’s audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020; and (iii) the Company’s unaudited condensed consolidated financial statements as of and for the six month period ended June 30, 2020 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2020.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2020

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$192,824	$109,902	(a)	$302,726
Accounts receivable, net	48,548	—		48,548
Inventories, net	45,511	—		45,511
Other receivables	10,406	—		10,406
Prepaid expenses	8,598	—		8,598
Hedge collateral	11,740	—		11,740
Other current assets	7,405			7,405
Current assets held for sale	205,086	(205,086)	(b)	—

Total current assets	530,118	(95,184)		434,934

Property, plant and equipment, net	69,110	—		69,110
Operating lease right-of-use assets	1,182	—		1,182
Intangible assets, net	2,590	—		2,590
Long-term prepaid expenses	2,936	—		2,936
Other non-current assets	9,212	—		9,212

Total assets	$615,148	$(95,184)		$519,964

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$42,366	$—		$42,366
Other accounts payable	4,049	—		4,049
Accrued expenses	45,735	(6,809)	(a)	38,926
Operating lease liabilities	1,053	—		1,053
Current portion of long-term borrowings, net	82,706	—		82,706
Other current liabilities	5,481	—		5,481
Current liabilities held for sale	146,569	(146,569)	(b)	—

Total current liabilities	327,959	(153,378)		174,581

Long-term borrowings, net	223,242	(223,242)	(a)	—
Accrued severance benefits, net	49,927	—		49,927
Other non-current liabilities	7,845	—		7,845

Total liabilities	608,973	(376,620)		232,353

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 44,248,706 shares issued and 35,143,033 outstanding at June 30, 2020	443	—		443
Additional paid-in capital	155,591	—		155,591
Retained earnings (deficit)	(52,709)	281,436	(c)	228,727
Treasury stock, 9,105,673 shares at June 30, 2020	(107,649)	—		(107,649)
Accumulated other comprehensive income	10,499	—		10,499

Total stockholders’ equity	6,175	281,436		287,611

Total liabilities and stockholders’ equity	$615,148	$(95,184)		$519,964

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2020

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues
Net sales – standard products business	$219,691	$—		$219,691
Net sales – transitional Fab 3 foundry services	19,610	(19,610)	(d)	—

Total revenues	239,301	(19,610)		219,691
Cost of sales
Cost of sales – standard products business	158,423	—		158,423
Cost of sales – transitional Fab 3 foundry services	19,610	(19,610)	(d)	—

Total cost of sales	178,033	(19,610)		158,423

Gross profit	61,268	—		61,268
Operating expenses
Selling, general and administrative expenses	24,510	—		24,510
Research and development expenses	21,617	—		21,617
Other charges	554	—		554

Total operating expenses	46,681	—		46,681

Operating income	14,587	—		14,587
Interest expense	(11,037)	7,887	(e)	(3,150)
Foreign currency loss, net	(22,502)	8,190	(f)	(14,312)
Other income, net	1,629	—		1,629

Income (loss) from continuing operations before income tax expense	(17,323)	16,077		(1,246)
Income tax expense	1,981	—	(g)	1,981

Loss from continuing operations	(19,304)	16,077		(3,227)
Income from discontinued operations, net of tax	24,726	(24,726)	(h)	—

Net income (loss)	$5,422	$(8,649)		$(3,227)

Basic earnings (loss) per common share—
Continuing operations	$(0.55)			$(0.09)
Discontinued operations	0.71			—

Total	$0.16			$(0.09)

Diluted earnings (loss) per common share—
Continuing operations	$(0.55)			$(0.09)
Discontinued operations	0.71			—

Total	$0.16			$(0.09)

Weighted average number of shares—
Basic	34,992,734			34,992,734
Diluted	34,992,734			34,992,734

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2019

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$792,195	$(307,348)	(i)	$484,847
Cost of sales	611,584	(243,134)	(i)	368,450

Gross profit	180,611	(64,214)		116,397
Operating expenses
Selling, general and administrative expenses	71,637	(24,042)	(i)	47,595
Research and development expenses	75,356	(30,332)	(i)	45,024
Restructuring and other charges	9,195	(9,142)	(i)	53

Total operating expenses	156,188	(63,516)		92,672

Operating income	24,423	(698)		23,725
Interest expense	(22,627)	16,200	(e) (i)	(6,427)
Foreign currency loss, net	(21,813)	6,966	(f) (i)	(14,847)
Loss on early extinguishment of long-term borrowings, net	(42)	(21)	(j)	(63)
Other income, net	2,980	(403)	(i)	2,577

Income (loss) before income tax expense	(17,079)	22,044		4,965
Income tax expense	4,747	(573)	(g) (i)	4,174

Net income (loss) from continuing operations	$(21,826)	$22,617		$791

Earnings (loss) per common share—
Basic	$(0.64)			$0.02
Diluted	$(0.64)			$0.02
Weighted average number of shares—
Basic	34,321,888			34,321,888
Diluted	34,321,888			35,405,077

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$750,898	$(325,408)	(i)	$425,490
Cost of sales	552,802	(242,960)	(i)	309,842

Gross profit	198,096	(82,448)		115,648
Operating expenses
Selling, general and administrative expenses	72,639	(24,713)	(i)	47,926
Research and development expenses	78,039	(31,863)	(i)	46,176

Total operating expenses	150,678	(56,576)		94,102

Operating income	47,418	(25,872)		21,546
Interest expense	(22,282)	276	(i)	(22,006)
Foreign currency loss, net	(24,445)	(1,862)	(i)	(26,307)
Loss on early extinguishment of long-term borrowings, net	(206)	—		(206)
Other income (expense), net	264	(493)	(i)	(229)

Income (loss) before income tax expense	749	(27,951)		(27,202)
Income tax expense	4,649	(1,222)	(i)	3,427

Net loss from continuing operations	$(3,900)	$(26,729)		$(30,629)

Loss per common share—
Basic	$(0.11)			$(0.89)
Diluted	$(0.11)			$(0.89)
Weighted average number of shares—
Basic	34,469,921			34,469,921
Diluted	34,469,921			34,469,921

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(In thousands of US dollars, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$679,672	$(350,572)	(i)	$329,100
Cost of sales	491,779	(248,616)	(i)	243,163

Gross profit	187,893	(101,956)		85,937
Operating expenses
Selling, general and administrative expenses	81,775	(25,786)	(i)	55,989
Research and development expenses	70,523	(28,830)	(i)	41,693
Restructuring and other gain	(17,010)	—		(17,010)
Early termination charges	13,369	(7,103)	(i)	6,266

Total operating expenses	148,657	(61,719)		86,938

Operating income (loss)	39,236	(40,237)		(1,001)
Interest expense	(21,559)	202	(i)	(21,357)
Foreign currency gain, net	65,516	4,731	(i)	70,247
Other income, net	2,898	(1,257)	(i)	1,641

Income before income tax expense	86,091	(36,561)		49,530
Income tax expense	1,155	735	(i)	1,890

Net income from continuing operations	$84,936	$(37,296)		$47,640

Earnings per common share—
Basic	$2.50			$1.40
Diluted	$2.02			$1.18
Weighted average number of shares—
Basic	33,943,264			33,943,264
Diluted	44,755,137			44,755,137

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a) Adjustment reflects estimated net cash proceeds of $340.0 million, representing the gross sales price of $350.6 million less estimated transaction expenses of $10.6 million outstanding at the closing of the Disposition and reflects the pro forma assumption that the Company fully redeems the $224.3 million aggregate outstanding principal amount of the 2021 Notes, plus accrued and unpaid interest on the 2021 Notes of $6.8 million as of June 30, 2020, using proceeds from the Disposition. The 2021 Notes are carried on the Company’s books at June 30, 2020 at $223.2 million, which is net of $1.0 million of unamortized discount and debt issuance costs.

(b) Adjustment reflects the elimination of assets and liabilities related to the Business that were previously classified as held for sale and corresponding equity balances.

(c) Adjustment reflects the estimated gain of approximately $281.4 million arising from the Disposition. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. The actual net gain on the Disposition will be recorded in the Company’s financial statements for the third quarter of 2020 and may differ from the current estimate.

(d) Adjustment reflects the elimination of transitional foundry services that the Company will provide to the Buyer for Foundry products manufactured in its fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”) for a period of up to three years following the consummation of the Disposition. The Transitional Fab 3 Foundry Services are not expected to have a continuing impact on the Company’s operations due to the Company’s obligation to provide them for a limited period of time.

(e) Adjustment reflects the reduction of actual interest expense, and amortized discount and debt issuance costs in connection with the 2021 Notes as a result of the pro forma assumption that the Company will use a portion of proceeds from the Disposition to fully redeem the 2021 Notes. For the year ended December 31, 2019, this reduction was $15.7 million.

(f) Adjustment reflects the elimination of net foreign currency translation gain or loss associated with a portion of the intercompany long-term loans, including accrued interest, to the Company’s Korean subsidiary by its Dutch subsidiary that are assumed to have been repaid using proceeds from the Disposition, with the Dutch subsidiary using the consideration from such repayments to fully redeem the 2021 Notes. For the year ended December 31, 2019, this reduction was $7.8 million.

(g) Due to the Company’s history of net operating losses, the pro forma adjustments relating to the Company’s redemption of the 2021 Notes are not expected to have a material effect on the income tax expense and, therefore, such effect has not been reflected in the pro forma consolidated statement of operations.

(h) Adjustment reflects the elimination of income from discontinued operations, net of tax, which represents the operating results of the Business.

(i) Adjustment reflects the elimination of net sales, cost of sales, operating expenses, other income (expense), net and income tax expense which are specific to the operations of the Business.

(j) Adjustment reflects the elimination of a net gain on early extinguishment of the 2021 Notes as a result of the pro forma assumption that the Company will use a portion of proceeds from the Disposition to fully redeem the 2021 Notes.